E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2013 RESULTS

MIDDLEBURG, VA. – October 30, 2013 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.61 million or $0.23 per diluted share for the third quarter of 2013.

Gary R. Shook, president and CEO of Middleburg Financial Corporation noted, “The third quarter ushered in a decline in the refinance activity for Southern Trust Mortgage which, in turn, resulted in corporate earnings coming in slightly below the second quarter of 2013 and the third quarter of 2012. While the mortgage business experienced declines due to an uptick in mortgage rates, overall loan growth, as well as our loan pipeline continued to strengthen in the third quarter. Moreover, Middleburg Investment Group experienced success in growing revenues, contributing to improved bottom line earnings experienced throughout 2012, continuing into 2013. Additionally, our ongoing commitment to improve efficiency throughout the Company continued to exhibit incremental improvements in limiting our overall expense growth. Finally, we were pleased to experience another substantial decline in our non-performing assets."

Third Quarter 2013 Highlights:

•	Net income of $1.61 million or $0.23 per diluted share, compared to $1.71 million or $0.24 per diluted share for the third quarter of 2012, a decrease of 6.01% when comparing calendar quarters;

•	Net interest margin of 3.33%, compared to 3.40% for the previous quarter and 3.28% for the third quarter of 2012;

•	Total revenue of $15.45 million, a decrease of 5.93% compared to the second quarter of 2013 and 11.90% compared to the third quarter of 2012;

•	Total assets of $1.22 billion, unchanged compared to June 30, 2013;

•	Deposits decreased by $3.31 million or 0.34% since June 30, 2013;

•	Loans held-for-investment increased by $9.11 million or 1.29% since June 30, 2013;

•	The ratio of non-performing assets to total assets was 2.51% as of September 30, 2013 compared to 2.80% at June 30, 2013 and 3.22% at September 30, 2012;

•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.81%, Total Risk-Based Capital Ratio of 15.83%, Tier 1 Risk-Based Capital Ratio of 14.58%, and a Tier 1 Leverage Ratio of 9.36% at September 30, 2013.

Total Revenue

Total revenue, which is comprised of Net Interest Income (before a provision for loan losses) and Non Interest Income, was $15.45 million in the quarter ended September 30, 2013, representing a decrease of 5.93% compared to the previous quarter and a decrease of $2.09 million or 11.90% from the quarter ended September 30, 2012.

Net interest income was $9.32 million during the three months ended September 30, 2013, which was relatively unchanged from the quarter ended June 30, 2013 and an increase of 1.12% compared to the quarter ended September 30, 2012. The yield on average earning assets was 3.89% for the quarter ended September 30, 2013 compared to 3.97% for the previous quarter and 4.03% for the quarter ended September 30, 2012. Loan yields decreased by 18 basis point while the yield for the securities portfolio decreased by 4 basis points when comparing the quarter end September 30, 2013 to the same quarter of 2012, which represent the primary components of the change in the yield on average earning assets.

The average annualized cost of interest bearing liabilities was 0.71% for the quarter ended September 30, 2013, compared to 0.72% in the previous quarter, and 0.93% for the quarter ended September 30, 2012, representing a decrease of 1 basis point from the previous quarter and a decrease of 22 basis points from the quarter ended September 30, 2012. Annualized costs for interest bearing retail deposits decreased by 3 basis points from the previous quarter to 0.61% from 0.64% and decreased by 23 basis points from the same quarter last year. The decline in the annualized cost of interest bearing retail deposits from both the previous quarter and the same quarter last year was due to reduced interest expenses broadly across deposit categories, including interest checking, savings and time deposits. The annualized cost for wholesale borrowings (excluding brokered deposits) was 1.33%, unchanged compared to the previous quarter and a decrease of 19 basis points compared to the quarter ended September 30, 2012.

Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 0.59% for the quarter ended September 30, 2013 compared to 0.61% for the quarter ended June 30, 2013, a decrease of 2 basis points. Cost of funds decreased 20 basis points compared to the quarter ended September 30, 2012.

The net interest margin for the three months ended September 30, 2013 was 3.33%, compared to 3.40% for the previous quarter, and 3.28% for the quarter ended September 30, 2012. Management continues to reduce funding costs, where possible, to produce a stable net interest margin given the continued low interest rate environment. Management does not expect significant changes in the net interest margin for the remainder of 2013.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34.0%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

The following table presents dollar and percentage changes in components of non-interest income for the three month periods ended September 30, 2013 and September 30, 2012:

MIDDLEBURG FINANCIAL CORPORATION
Non-Interest Income
(in thousands)

	For the three months ended
	September 30,	September 30,	Dollar	Percent
	2013	2012	Change	Change

Service charges on deposit accounts	$590	$557	$33	5.92%
Trust service income	963	928	35	3.77%
Gains on loans held for sale	4,162	6,161	(1,999)	(32.45)%
Net gains on securities available for sale	23	164	(141)	(85.98)%
Commissions on investment sales	159	117	42	35.90%
Fees on mortgages held for sale	28	37	(9)	(24.32)%
Bank owned life insurance	125	118	7	5.93%
Other operating income	78	236	(158)	(66.95)%
Total non-interest income	$6,128	$8,318	$(2,190)	(26.33)%

Non-interest income decreased by $952,000 or 13.45% when comparing the quarter ended September 30, 2013 to the previous quarter and decreased by 26.33% compared to the quarter ended September 30, 2012. The primary component of non-interest income is gains on mortgage loan sales, which decreased by 7.16% when comparing the quarter ended September 30, 2013 to the previous quarter and decreased by 32.45% when compared to the quarter ended September 30, 2012. The decline in gains on mortgage loan sales was due to the decline in origination volume both in the purchase and refinance segments of the mortgage industry. Gains on mortgage loan sales included in the accompanying statements of income are presented net of originator commissions incurred to originate the loans.

Southern Trust Mortgage closed $189.48 million in mortgage loans during the quarter ended September 30, 2013 compared to $209.76 million closed during the previous quarter, and $251.10 million closed during the quarter ended September 30, 2012, a decrease of 9.67% compared to the previous quarter and a decrease of 24.56% when comparing the same calendar quarter of 2012. Due to the decline in loan origination volume as of September 30, 2013, management has taken measures to reduce overhead in order to align expenses with the decline in loan originations and revenue from mortgage sales. These measures include an approximate 10% reduction in headcount and planned reductions in salary expenses throughout the mortgage company.

The revenues and expenses of Southern Trust Mortgage are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States. The outstanding equity interest not held by the Company is reported on the Company’s balance sheets as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statements of income as “Net (income) / loss attributable to non-controlling interest.”

Total revenue generated by our wealth management group, Middleburg Investment Group (“MIG”) was $1.12 million for the quarter ended September 30, 2013, unchanged from the previous quarter and an increase of 6.67% from $1.05 million for the quarter ended September 30, 2012. Middleburg Investment Group is comprised of Middleburg Trust Company, a wholly owned subsidiary of the Company and Middleburg Investment Services, which is a division of Middleburg Bank. Fee income is based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MIG were $1.50 billion at September 30, 2013 and $1.47 billion at September 30, 2012.

Net gains on securities available for sale were $23,000 during the quarter ended September 30, 2013 compared to gains of $326,000 during the previous quarter and gains of $164,000 during the quarter ended September 30, 2012.

Other operating income was $78,000 during the quarter ended September 30, 2013 compared to $392,000 during the previous quarter and $236,000 during the quarter ended September 30, 2012. The primary reason for the decrease in other operating income during the third quarter 2013 was due to a non-recurring loss recorded in other income related to the disposition of property held for a potential branch location. Other operating income includes credit card fees, data processing fees and other miscellaneous income during the reporting period.

Non-Interest Expense

The following table presents dollar and percentage changes in components of non-interest expense for the three month periods ended September 30, 2013 and September 30, 2012:

MIDDLEBURG FINANCIAL CORPORATION
Non-Interest Expense
(in thousands)

	For the three months ended
	September 30,	September 30,	Dollar	Percent
	2013	2012	Change	Change

Salaries and employee benefits	$7,750	$7,276	$474	6.51%
Net occupancy and equipment expense	1,820	1,732	88	5.08%
Advertising	318	652	(334)	(51.23)%
Computer operations	456	322	134	41.61%
Other real estate owned	416	1,506	(1,090)	(72.38)%
Other taxes	186	203	(17)	(8.37)%
Federal deposit insurance expense	149	262	(113)	(43.13)%
Other operating expenses	2,210	1,883	327	17.37%
Total non-interest expense	$13,305	$13,836	$(531)	(3.84)%

Total non-interest expense in the third quarter of 2013 increased 1.50% compared to the previous quarter and decreased by $531,000 or 3.84% compared to the quarter ended September 30, 2012.

Salaries and employee benefit expenses increased by $58,000 or 0.75% when comparing the third quarter of 2013 to the previous quarter. Salaries and employee benefits increased by $474,000 or 6.51% compared the third quarter of 2012. The primary component of this increase was an increase in full-time equivalent employees from 363 as of September 30, 2012 to 386 as of September 30, 2013.

Expenses related to Other Real Estate Owned (“OREO”) increased by $274,000 when comparing the third quarter of 2013 to the previous quarter and decreased by $1.10 million compared to the quarter ended September 30, 2012. Changes in the level of OREO related expenses is determined by the volume of OREO properties recorded during the reporting periods, valuation allowances associated with the fair market value of the properties, the condition and maintenance of the properties and losses incurred on the sale of properties.

Advertising expenses declined 26.90% compared to the previous quarter and declined $334,000 or 51.23% from the quarter ended September 30, 2012. Advertising expenses are cyclical and are impacted by product offerings and promotions, new financial service center locations and community outreach. The primary reason for lower advertising expenses during the three months ended September 30, 2013 was due to the increased advertising expenses in 2012 related to the Bank's entrance into the Richmond market.

Computer operations expenses remained relatively unchanged when compared to the previous quarter and increased 41.61% from the quarter ended September 30, 2012. The primary reason for the increase in expenses year over year was due to the higher costs related to computer maintenance, additional expenses related to a new anti-money laundering monitoring and tracking software, and continued increases in expenses related to our on-line banking products.

Federal deposit insurance expenses decreased 44.81% compared to the previous quarter and decreased 43.13% from the quarter ended September 30, 2012. The primary reason for decreased expenses in this category was related to the refund of the Bank's unused prepaid FDIC insurance premium. This refund decreased related expenses proportionately.

Other operating expenses increased by $73,000 or 3.42% from the previous quarter and increased by $327,000 or 17.37% compared to the quarter ended September 30, 2012. The increase in other operating expenses, when comparing the quarter end September 30, 2013 to September 30, 2012, was primarily related to an increase in recruiting expenses for senior level positions, an increase in the Bank's accrual for unfunded commitments, and normal client related losses.

The Company’s efficiency ratio was 81.19% for the third quarter of 2013, compared to an efficiency ratio of 69.27% for the third quarter of 2012. The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The Company calculates its efficiency ratio by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

Asset Quality and Provision for Loan Losses

The Company recorded a provision for loan losses of $3,000 in the third quarter compared to a provision of $184,000 for the previous quarter and a provision of $635,000 for the quarter ended September 30, 2012. The Allowance for Loan and Lease Losses (ALLL) was $13.38 million representing 1.87% of loans held for investment at September 30, 2013 compared to $13.62 million representing 1.93% of loans held for investment at June 30, 2013.

Loans that were delinquent for more than 90 days and still accruing interest were $636,000 as of September 30, 2013 compared to $829,000 as of June 30, 2013, and $860,000 as of September 30, 2012, representing a decrease of 23.28% compared to the previous quarter and a 26.05% decrease compared to the quarter ended September 30, 2012.

Non-accrual loans were $20.53 million at the end of the third quarter of 2013 compared to $20.38 million as of June 30, 2013 and $22.68 million at September 30, 2012, representing an increase of 0.73% during the third quarter of 2013 and a decrease of 9.51% since September 30, 2012. Troubled debt restructurings that were performing as agreed were $4.82 million at the end of the third quarter of 2013, compared to $5.37 million for the quarter ended June 30, 2013, representing a decrease of 10.18% during the quarter. Other Real Estate Owned (OREO) was $4.53 million as of September 30, 2013 compared to $7.57 million as of June 30, 2013, representing a decrease of 40.16% during the third quarter of 2013. Total non-performing assets were $30.51 million or

2.51% of total assets at September 30, 2013, compared to $34.14 million or 2.80% of total assets as of June 30, 2013 and $39.78 million or 3.22% of total assets as of September 30, 2012.

Net loan charge-offs during the third quarter of 2013 were $237,000 compared to net loan charge-offs of $76,000 for the previous quarter and $1.66 million for the quarter ended September 30, 2012.

Total Consolidated Assets

Total assets at September 30, 2013 were $1.22 billion, lower by $21.45 million or 1.73% from December 31, 2012 and lower by $20.63 million or 1.67% compared to September 30, 2012.

Total loans held for investment increased by $9.11 million or 1.29% in the third quarter of 2013 compared to the previous quarter. Loans held for investment increased by $23.74 million or 3.43% from September 30, 2012. The securities portfolio (excluding restricted stock) increased by $8.25 million or 2.58% in the third quarter of 2013 relative to the previous quarter. Balances of mortgages held for sale decreased by $23.47 million or 35.93% at September 30, 2013 compared to the previous quarter end balance. Cash balances and deposits at other banks increased by 7.13% at the end of the third quarter of 2013 compared to the previous quarter.

Deposits and Other Borrowings

Total deposits decreased by $3.31 million or 0.34% from the previous quarter. FHLB advances were $85.0 million at September 30, 2013, unchanged compared to the previous quarter.

The Company has an interest bearing product, known as Tredegar Institutional Select, that integrates the use of the cash within client accounts at Middleburg Trust Company for overnight funding at the Bank. The overall balance of this product was $29.65 million at September 30, 2013, $28.96 million for the previous quarter, $54.58 million as of December 31, 2012 and $56.43 million as of September 30, 2012. The primary reason for the declining balances is due to cash going back into the market as a result of a more favorable marketplace and increasing investor confidence.

Equity and Capital

Shareholders’ equity attributable to Middleburg Financial Corporation shareholders at September 30, 2013 was $112.44 million, compared to $112.94 million as of June 30, 2013 and $112.54 million at September 30, 2012. Retained earnings at September 30, 2013 were $50.06 million compared to $48.95 million at June 30, 2013 and $45.17 million at September 30, 2012. The book value of the Company’s common stock at September 30, 2013 was $15.86 per share versus $15.93 per share at June 30, 2013. The decline in shareholders’ equity during the third quarter was primarily due to a decrease in accumulated other comprehensive income (AOCI) of $1.77 million resulting from unrealized losses in available for sale securities and the increase of the Company's dividend from $0.05 per share as of June 30, 2013 to $0.07 per share as of September 30, 2013.

The Company’s total risk-based capital ratio increased to 15.83% as of September 30, 2013 from 15.41% at June 30, 2013 and 15.35% from December 31, 2012. The Tier 1 risk-based capital ratio increased from 14.15% at June 30, 2013 to 14.58% at September 30, 2013 and increased from 14.09% at December 31, 2012. The Tier 1 Leverage Ratio increased to 9.36% at September 30, 2013 from 9.32% at June 30, 2013 and 9.10% at December 31, 2012.

As depicted in the following table, the Company’s risk-based capital ratios remain well above regulatory minimum capital ratios:

MIDDLEBURG FINANCIAL CORPORATION
Risk-Based Capital Ratios
September 30, 2013

	(1)
	Regulatory Minimum Requirement	MFC Ratios	MFC Excess over Minimum
Tier 1 Leverage Ratio	4.0%	9.36%	5.36%

Tier 1 Risk-Based Capital Ratio	4.0%	14.58%	10.58%

Total Risk-Based Capital Ratio	8.0%	15.83%	7.83%

(1) Under the regulatory framework for prompt corrective action.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through offices in Virginia, Maryland, Georgia, North Carolina, and South Carolina.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)	(Audited)
	September 30, 2013	June 30, 2013	December 31, 2012
ASSETS
Cash and due from banks	$9,417	$7,312	$7,139
Interest-bearing deposits with other institutions	53,228	51,164	47,276
Total cash and cash equivalents	62,645	58,476	54,415
Securities available for sale, at fair value	328,378	320,132	319,457
Loans held for sale	41,855	65,322	82,114
Restricted securities, at cost	7,005	7,005	6,990
Loans receivable, net of allowance for loan losses of $13,382, $13,616 and $14,311 respectively	702,724	693,383	695,166
Premises and equipment, net	20,465	20,208	20,587
Goodwill and identified intangibles	5,889	5,932	6,017
Other real estate owned, net of valuation allowances of $603, $348 and $1,707, respectively	4,530	7,570	9,929
Prepaid federal deposit insurance	—	—	3,015
Bank owned life insurance	16,851	16,726	16,484
Accrued interest receivable and other assets	24,985	22,446	22,607
TOTAL ASSETS	$1,215,327	$1,217,200	$1,236,781

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$190,680	$174,459	$167,137
Savings and interest bearing demand deposits	495,348	496,394	522,740
Time deposits	272,538	291,021	292,023
Total deposits	958,566	961,874	981,900
Securities sold under agreements to repurchase	35,005	35,783	33,975
Short-term borrowings	5,451	5,688	11,873
FHLB borrowings	85,000	85,000	77,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	10,967	8,043	8,844
Commitments and contingent liabilities	—	—	—
TOTAL LIABILITIES	1,100,144	1,101,543	1,119,659

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,089,091, 7,089,598 and 7,052,554 issued and outstanding, respectively)	17,403	17,397	17,357
Capital surplus	44,139	44,000	43,869
Retained earnings	50,063	48,947	46,235
Accumulated other comprehensive income	833	2,600	6,467
Total Middleburg Financial Corporation shareholders' equity	112,438	112,944	113,928
Non-controlling interest in consolidated subsidiary	2,745	2,713	3,194
TOTAL SHAREHOLDERS' EQUITY	115,183	115,657	117,122
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,215,327	$1,217,200	$1,236,781

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)		(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,744	$9,189	$26,504	$28,565
Interest and dividends on securities available for sale
Taxable	1,468	1,537	4,467	4,976
Tax-exempt	640	596	1,917	1,799
Dividends	59	46	169	135
Interest on deposits in banks and federal funds sold	43	39	101	88
Total interest and dividend income	10,954	11,407	33,158	35,563
INTEREST EXPENSE
Interest on deposits	1,190	1,728	3,817	5,467
Interest on securities sold under agreements to repurchase	82	83	243	250
Interest on short-term borrowings	—	74	—	311
Interest on FHLB borrowings and other debt	362	305	1,002	889
Total interest expense	1,634	2,190	5,062	6,917
NET INTEREST INCOME	9,320	9,217	28,096	28,646
Provision for (recovery of) loan losses	3	635	(1)	2,156
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	9,317	8,582	28,097	26,490
NON-INTEREST INCOME
Service charges on deposit accounts	590	557	1,699	1,625
Trust services income	963	928	2,937	2,828
Gains on loans held for sale	4,162	6,161	12,538	15,088
Gains on securities available for sale, net	23	164	397	452
Total other-than-temporary impairment losses	—	—	—	(46)
Portion of loss recognized in other comprehensive income	—	—	—	46
Net impairment losses	—	—	—	—
Commissions on investment sales	159	117	363	389
Fees on mortgages held for sale	28	37	103	143
Bank owned life insurance	125	118	367	363
Other operating income	78	236	732	585
Total non-interest income	6,128	8,318	19,136	21,473
NON-INTEREST EXPENSE
Salaries and employee benefits	7,750	7,276	23,242	22,139
Net occupancy and equipment expense	1,820	1,732	5,412	5,265
Advertising	318	652	1,021	1,399
Computer operations	456	322	1,375	1,101
Other real estate owned	416	1,506	1,377	2,666
Other taxes	186	203	565	611
Federal deposit insurance expense	149	262	683	781
Other operating expenses	2,210	1,883	6,666	6,501
Total non-interest expense	13,305	13,836	40,341	40,463
Income before income taxes	2,140	3,064	6,892	7,500
Income tax expense	491	565	1,628	1,578
NET INCOME	1,649	2,499	5,264	5,922
Net income attributable to non-controlling interest	(38)	(785)	(233)	(856)
Net income attributable to Middleburg Financial Corporation	$1,611	$1,714	$5,031	$5,066
Earnings per share:
Basic	$0.23	$0.24	$0.71	$0.72
Diluted	$0.23	$0.24	$0.71	$0.72
Dividends per common share	$0.07	$0.05	$0.17	$0.15

MIDDLEBURG FINANCIAL CORPORATION
Quarterly Summary Statements of Income
(In thousands, except for per share data)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,744	$8,795	$8,965	$9,330	$9,189
Interest and dividends on securities available for sale
Taxable	1,468	1,468	1,531	1,432	1,537
Tax-exempt	640	646	630	604	596
Dividends	59	54	56	58	46
Interest on deposits in banks and federal funds sold	43	29	30	36	39
Total interest and dividend income	10,954	10,992	11,212	11,460	11,407
INTEREST EXPENSE
Interest on deposits	1,190	1,253	1,373	1,449	1,728
Interest on securities sold under agreements to repurchase	82	81	80	82	83
Interest on short-term borrowings	—	18	29	81	74
Interest on FHLB borrowings and other debt	362	299	295	295	305
Total interest expense	1,634	1,651	1,777	1,907	2,190
NET INTEREST INCOME	9,320	9,341	9,435	9,553	9,217
Provision for (recovery of) loan losses	3	184	(188)	1,281	635
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	9,317	9,157	9,623	8,272	8,582
NON-INTEREST INCOME
Service charges on deposit accounts	590	574	534	572	557
Trust services income	963	1,014	960	923	928
Gains on loans held for sale	4,162	4,483	3,893	5,926	6,161
Gains on securities available for sale, net	23	326	47	(7)	164
Commissions on investment sales	159	110	94	129	117
Fees on mortgages held for sale	28	58	17	43	37
Bank owned life insurance	125	123	120	96	118
Other operating income	78	392	263	299	236
Total non-interest income	6,128	7,080	5,928	7,981	8,318
NON-INTEREST EXPENSE
Salaries and employee benefits	7,750	7,692	7,799	8,278	7,276
Net occupancy and equipment expense	1,820	1,787	1,805	1,785	1,732
Advertising	318	435	268	635	652
Computer operations	456	458	461	471	322
Other real estate owned	416	142	820	55	1,506
Other taxes	186	187	192	202	203
Federal deposit insurance expense	149	270	265	269	262
Other operating expenses	2,210	2,137	2,318	2,103	1,883
Total non-interest expense	13,305	13,108	13,928	13,798	13,836
Income before income taxes	2,140	3,129	1,623	2,455	3,064
Income tax expense	491	774	363	387	565
NET INCOME	1,649	2,355	1,260	2,068	2,499
Net (income) loss attributable to non-controlling interest	(38)	(262)	67	(647)	(785)
Net income attributable to Middleburg Financial Corporation	$1,611	$2,093	$1,327	$1,421	$1,714

MIDDLEBURG FINANCIAL CORPORATION
Key Statistics
(Unaudited, Dollars in thousands, except for per share data)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

Net Income	$1,611	$2,093	$1,327	$1,421	$1,714
Earnings per share, basic	$0.23	$0.30	$0.19	$0.20	$0.24
Earnings per share, diluted	$0.23	$0.29	$0.19	$0.20	$0.24
Dividend per share	$0.07	$0.05	$0.05	$0.05	$0.05

Return on average total assets - QTD	0.52%	0.69%	0.44%	0.46%	0.55%
Return on average total equity - QTD	5.71%	7.25%	4.71%	4.96%	6.11%
Dividend payout ratio	30.43%	16.88%	26.57%	24.82%	20.53%
Non-interest revenue to total revenue (1)	39.58%	41.96%	38.40%	45.54%	46.94%

Net interest margin (2)	3.33%	3.40%	3.45%	3.42%	3.28%
Yield on average earning assets	3.89%	3.97%	4.08%	4.08%	4.03%
Cost of average interest-bearing liabilities	0.71%	0.72%	0.78%	0.82%	0.93%
Net interest spread	3.18%	3.25%	3.30%	3.26%	3.10%

Non-interest income to average assets (3)	2.00%	2.23%	1.93%	2.62%	2.66%
Non-interest expense to average assets (3)	4.33%	4.34%	4.57%	4.53%	4.52%

Efficiency ratio - QTD (Tax Equiv) (4)	81.19%	78.35%	80.96%	76.51%	69.27%

(1)	Excludes securities gains and losses.

(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non-taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets. Excludes securities gains and losses.

(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

BALANCE SHEET RATIOS
Loans to deposits (including HFS)	79.07%	80.29%	79.01%	80.62%	79.73%
Portfolio loans to deposits	74.71%	73.50%	73.97%	72.26%	70.33%
Average interest-earning assets to average interest-bearing liabilities	126.23%	125.09%	123.60%	124.17%	123.02%
PER SHARE DATA
Dividends	$0.07	$0.05	$0.05	$0.05	$0.05
Book value (MFC Shareholders)	15.86	15.93	16.28	16.15	15.96
Tangible book value (3)	15.03	15.09	15.41	15.30	15.10
SHARE PRICE DATA
Closing price	$19.28	$19.10	$19.41	$17.66	$17.76
Diluted earnings multiple (1)	20.96	16.47	25.54	22.08	18.50
Book value multiple (2)	1.21	1.20	1.19	1.09	1.11
COMMON STOCK DATA
Outstanding shares at end of period	7,089,091	7,089,598	7,051,587	7,052,554	7,052,554
Weighted average shares O/S , basic - QTD	7,080,244	7,072,587	7,051,009	7,052,554	7,036,536
Weighted average shares O/S, diluted - QTD	7,118,208	7,102,670	7,082,354	7,069,603	7,051,860
CAPITAL RATIOS
Capital to assets - common shareholders	9.25%	9.28%	9.46%	9.21%	9.10%
Capital to assets - w/non-controlling interest	9.48%	9.50%	9.70%	9.47%	9.34%
Tangible common equity ratio (4)	8.81%	8.83%	9.01%	8.77%	8.66%
Leverage ratio	9.36%	9.32%	9.11%	9.10%	8.92%
Tier 1 risk based capital ratio	14.58%	14.15%	14.35%	14.09%	13.98%
Total risk based capital ratio	15.83%	15.41%	15.60%	15.35%	15.23%
CREDIT QUALITY
Net charge-offs to average total loans	0.03%	0.01%	0.08%	0.12%	0.22%
Total non-performing loans to total portfolio loans	3.63%	3.76%	3.59%	3.92%	4.02%
Total non-performing assets to total assets	2.51%	2.80%	2.77%	3.05%	3.22%
Non-accrual loans to:
total portfolio loans	2.87%	2.88%	2.80%	3.05%	3.28%
total assets	1.69%	1.67%	1.65%	1.75%	1.84%
Allowance for loan losses to:
total portfolio loans	1.87%	1.93%	1.89%	2.02%	2.01%
non-performing assets	43.86%	39.88%	40.22%	37.89%	35.05%
non-accrual loans	65.20%	66.82%	67.48%	66.06%	61.46%
NON-PERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$636	$829	$812	$1,044	$860
Non-accrual loans	20,525	20,376	20,019	21,664	22,683
Restructured loans (not in non-accrual)	4,820	5,366	4,854	5,132	4,302
OREO and repossessed assets	4,530	7,570	7,904	9,929	11,933
Total non-performing assets	$30,511	$34,141	$33,589	$37,769	$39,778
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of the period	$13,616	$13,508	$14,311	$13,941	$14,969
Loans charged off - QTD	291	128	721	1,060	1,817
Recoveries - QTD	(54)	(52)	(106)	(149)	(154)
Net charge-off loans - QTD	237	76	615	911	1,663
Provision for (recovery of) loan losses	3	184	(188)	1,281	635
Balance at the end of the period	$13,382	$13,616	$13,508	$14,311	$13,941

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

MIDDLEBURG FINANCIAL CORPORATION
Average Balances, Income and Expenses, Yields and Rates

	For the Three Months Ended September 30,
	2013			2012
	Average Balance	Income/Expense	Yield/Rate (2)	Average Balance	Income/Expense	Yield/Rate (2)
ASSETS
Securities:
Taxable	$266,197	$1,527	2.28%	$264,234	$1,583	2.38%
Tax-exempt (1)	64,678	970	5.95%	62,175	903	5.78%
Total securities	$330,875	$2,497	2.99%	$326,409	$2,486	3.03%
Loans:
Taxable	$748,145	$8,738	4.63%	$760,442	$9,189	4.81%
Tax-exempt (1)	687	9	5.20%	—	—	—%
Total loans (3)	$748,832	$8,747	4.63%	$760,442	$9,189	4.81%
Interest-bearing deposits with other institutions	70,710	43	0.24%	69,802	39	0.22%
Total earning assets	$1,150,417	$11,287	3.89%	$1,156,653	$11,714	4.03%
Less: allowance for loan losses	(13,555)			(15,202)
Total non-earning assets	81,287			84,082
Total assets	$1,218,149			$1,225,533

LIABILITIES
Interest-bearing deposits:
Checking	$314,504	$210	0.26%	$342,360	$299	0.35%
Regular savings	110,904	63	0.23%	105,716	79	0.30%
Money market savings	73,625	41	0.22%	66,859	50	0.30%
Time deposits:
$100,000 and over	136,730	388	1.13%	144,566	535	1.47%
Under $100,000	140,643	489	1.38%	159,693	765	1.91%
Total interest-bearing deposits	$776,406	$1,191	0.61%	$819,194	$1,728	0.84%
Short-term borrowings	7,217	59	3.24%	6,531	74	4.51%
Securities sold under agreements to repurchase	37,566	82	0.87%	34,805	83	0.95%
FHLB borrowings and subordinated debt	90,155	302	1.33%	79,697	305	1.52%
Total interest-bearing liabilities	$911,344	$1,634	0.71%	$940,227	$2,190	0.93%
Non-interest bearing liabilities
Demand deposits	183,539			164,261
Other liabilities	8,467			6,600
Total liabilities	$1,103,350			$1,111,088
Non-controlling interest	2,766			2,920
Shareholders' equity	112,033			111,525
Total liabilities and shareholders' equity	$1,218,149			$1,225,533

Net interest income		$9,653			$9,524
Interest rate spread			3.18%			3.10%
Cost of funds			0.59%			0.79%
Interest expense as a percent of average earning assets			0.56%			0.75%
Net interest margin			3.33%			3.28%

(1) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year for 2013 and a 366 day year for 2012.
(3) Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION
Average Balances, Income and Expenses, Yields and Rates

	For the Nine Months Ended September 30,
	2013			2012
	Average Balance	Income/Expense	Yield/Rate (2)	Average Balance	Income/Expense	Yield/Rate (2)
ASSETS
Securities:
Taxable	$266,847	$4,636	2.32%	$263,981	$5,111	2.59%
Tax-exempt (1)	67,097	2,904	5.79%	61,867	2,726	5.89%
Total securities	$333,944	$7,540	3.02%	$325,848	$7,837	3.21%
Loans:
Taxable	$754,621	$26,486	4.69%	$751,943	$28,565	5.07%
Tax-exempt (1)	687	27	5.25%	—	—	—%
Total loans (3)	$755,308	$26,513	4.69%	$751,943	$28,565	5.07%
Interest-bearing deposits with other institutions	58,042	101	0.23%	54,772	88	0.21%
Total earning assets	$1,147,294	$34,154	3.98%	$1,132,563	$36,490	4.30%
Less: allowance for loan losses	(13,770)			(15,071)
Total non-earning assets	81,990			83,114
Total assets	$1,215,514			$1,200,606

LIABILITIES
Interest-bearing deposits:
Checking	$322,344	$656	0.27%	$318,841	$1,017	0.43%
Regular savings	110,132	185	0.22%	105,816	290	0.37%
Money market savings	75,798	131	0.23%	60,373	156	0.35%
Time deposits:
$100,000 and over	141,048	1,327	1.26%	142,503	1,666	1.56%
Under $100,000	142,070	1,518	1.43%	173,559	2,338	1.80%
Total interest-bearing deposits	$791,392	$3,817	0.64%	$801,092	$5,467	0.91%
Short-term borrowings	4,005	106	3.54%	9,195	311	4.52%
Securities sold under agreements to repurchase	35,303	243	0.92%	33,736	250	0.99%
FHLB borrowings and subordinated debt	87,274	896	1.37%	84,965	889	1.40%
Total interest-bearing liabilities	$917,974	$5,062	0.74%	$928,989	$6,917	0.99%
Non-interest bearing liabilities
Demand deposits	172,751			153,069
Other liabilities	7,691			6,557
Total liabilities	$1,098,416			$1,088,615
Non-controlling interest	2,882			2,504
Shareholders' equity	114,216			109,487
Total liabilities and shareholders' equity	$1,215,514			$1,200,606

Net interest income		$29,092			$29,573
Interest rate spread			3.24%			3.31%
Cost of funds			0.62%			0.85%
Interest expense as a percent of average earning assets			0.59%			0.82%
Net interest margin			3.39%			3.49%

(1) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year for 2013 and a 366 day year for 2012.
(3) Total average loans include loans on non-accrual status.